Exhibit 99.1

RESTAURANT SUPPORT CENTER

FOR IMMEDIATE RELEASE

Stacy Roughan Director, Investor Relations IHOP Corp. 818-637-3632

IHOP CORP. REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

GLENDALE, Calif., July 26, 2006 —  IHOP Corp. (NYSE: IHP) today announced financial results for its second quarter and six months ended June 30, 2006.  Financial performance highlights included:

•                  EPS excluding stock based compensation expense of $1.1 million was $0.60, flat over prior year’s performance.  Year-to-date EPS increased 18.2% to $1.30 excluding stock based compensation expense of $1.9 million.

•                  Cash Flow from Operating Activities increased 13.3% to $30.4 million year-to-date.  Additionally, $9.2 million of cash was provided by the collection of the Company’s long-term receivables for the first six months of 2006.

•                  Share repurchases in the second quarter 2006 amounted to 397,300 shares of IHOP stock totaling $19.0 million.  Compared to prior year, diluted weighted average shares outstanding were reduced by 8.0%.

•                  Segment leading same-store sales growth of 3.1% reflects sizable increases in traffic that outpaced average guest check increases.

•                  System-wide restaurants grew 4.7% year-over-year to a total of 1,264 IHOPs.  16 new restaurants were developed and opened by IHOP franchisees during the quarter.

•                  Management reiterated fiscal 2006 EPS guidance of $2.35 to 2.45 per diluted share, excluding stock based compensation expense of $2.5 to $3.5 million.

Julia A. Stewart, IHOP’s Chairman and Chief Executive Officer, said, “Positive, traffic driven sales growth, new franchise restaurant openings and ongoing share repurchases contributed to our second quarter results and a strong first half of the year and should continue to be the key levers we employ to manage our business.  While General & Administrative (G&A) expenses grew for the quarter in part due to the adoption of FAS 123R, this increase was expected and is provided for in our existing guidance for the full year.  We remain confident of meeting our previously stated performance expectations for fiscal 2006.”

Second Quarter 2006 Performance

IHOP reported a decrease of 13.6% in net income to $10.3 million, and a decrease of 6.7% in diluted net income per share to $0.56 in the second quarter 2006.  Excluding pre-tax stock based compensation expense of $1.1 million, net income decreased 8.7% to $10.9 million, and diluted net income per share was flat at $0.60.  The decreases in net income and diluted net income per share resulted primarily from a 21.4% increase in G&A expenses, offset in part by an 8.0% reduction in diluted average weighted shares outstanding due to ongoing share repurchases by the Company.

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

IHOP CORP.  •  INTERNATIONAL HOUSE OF PANCAKES, INC.  • IHOP REALTY CORP.  • IHOP PROPERTIES, INC.  • IHOP ENTERPRISES, INC

For the six months ended June 30, 2006, IHOP reported an increase of 4.1% in net income to $22.9 million, and an increase of 12.7% in diluted net income per share to $1.24.  Excluding pre-tax stock based compensation expense of $1.9 million, net income increased 8.9% to $24.0 million, and diluted net income per share increased 18.2% to $1.30.  The increases in net income and diluted net income per share resulted primarily from an 11.3% increase in Franchise Operations segment profit due to higher same-store sales performance in the first six months of 2006, which effectively leveraged against modest expense growth in this segment.  Additionally, a 7.9% reduction in diluted weighted average shares outstanding due to ongoing share repurchases by the Company contributed to IHOP’s per share earnings performance for the first half of 2006.

Cash Flow from Operating Activities increased in the six months ended June 30, 2006 to $30.4 million compared with $26.8 million in the same period in 2005.  This increase is primarily due to net earnings growth exclusive of non-cash stock based compensation expense as well as improved collection of receivables compared to the same period in 2005.  Principal receipts from notes and equipment contracts receivable, which are an additional source of cash generation for the Company, amounted to $9.2 million in the six months ended June 30, 2006.  Capital expenditures increased to $3.9 million in the first six months of 2006 versus $2.6 million in the same period in 2005.  The increase in capital expenditures primarily reflects the cost of restaurant development in IHOP’s Company market in Cincinnati, Ohio.

2006 Guidance Reiteration

IHOP reiterated its 2006 earnings performance expectations, ranging between $2.25 and $2.35 per diluted share including estimated stock based compensation expense ranging between $2.5 million and $3.5 million for the year.  The Company’s earnings performance expectations are primarily based on revenue drivers including positive same-store sales growth of between 2% and 4% and the addition of 64 to 69 new restaurants to the IHOP system in 2006, managed G&A growth with expenses expected to range between $65 million to $67 million in 2006, which includes estimated stock based compensation expense, and the effect of ongoing share repurchases by the Company.

Cash Flow from Operating Activities is expected to range between $55 million and $60 million in 2006, and principal receipts from notes and equipment contract receivable are expected to be within the range of $18 million to $20 million.  Capital expenditures are expected to range between $12 million to $14 million in 2006, which primarily reflects investment in the development of four IHOP restaurants in its Company market in Cincinnati, Ohio, as well as supporting and optimizing the Company’s Information Technology infrastructure.  Cash commitments in 2006 are expected to be approximately $24 million, which includes the first principal repayment of the Company’s private placement debt, other scheduled principal payments on long-term debt and capital lease obligations.  Additionally, year-to-date the Company has paid to its shareholders $9.2 million in dividends and has declared its third quarter dividend in the approximate amount of $4.6 million, payable August 22, 2006.

Investor Conference Call Today

IHOP will host an investor conference call to discuss its second quarter 2006 results today, Wednesday, July 26, 2006 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time).  To participate on the call, please dial 800-659-1966 and reference pass code 63639101.  A live webcast of the call will be available on IHOP’s Web site at www.ihop.com, and may be accessed by visiting Conference Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download

any streaming media software needed to listen to the webcast.   A telephonic replay of the call may be accessed through August 2, 2006 by dialing 888-286-8010 and referencing pass code 58557247.  An online archive of the webcast will also be available on the Investor Information section of IHOP’s Web site.

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for more than 45 years.  Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, chicken and steaks, IHOP’s diverse menu appeals to people of all ages. IHOP restaurants are franchised and operated by Glendale, California based IHOP Corp.  As of June 30, 2006, the end of IHOP’s second quarter, there were 1,264 IHOP restaurants in 48 states and Canada.  IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at (818) 240-6055 or visit the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release.  They use such words as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” or other similar terminology.  These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements.  These factors include, but are not limited to: risks associated with the implementation of the Company’s strategic growth plan, the availability of suitable locations and terms of the sites designated for development; the ability of franchise developers to fulfill their commitments to build new IHOP restaurants in the numbers and time frames covered by their development agreements; the ability of the Company to franchise its remaining Company-operated restaurants; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond the Company’s control such as weather, natural disasters or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the International House of Pancakes brand and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking information is provided by IHOP pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

References to Non-GAAP Financial Measures

This news release includes references to the non-GAAP financial measure “net income excluding stock based compensation expense.”  The Company defines “net income excluding stock based compensation expense” for a given period as net income for such period, less any stock based compensation expense incurred in such period.  Management believes net income excluding stock based compensation expense and basic and diluted net income per share excluding stock based compensation expense is useful because it provides a more accurate period to period comparison.  Net income excluding stock based compensation expense for any given period may be affected by a variety of factors, including but not limited to, changes in assets and liabilities and the timing of purchases and payments.  Net income excluding stock based compensation expense is a supplemental non-GAAP financial measure and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

[Financial Tables to Follow]

IHOP CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues
Franchise revenues	$42,490	$39,887	$87,745	$80,784
Rental income	32,254	32,806	65,604	65,844
Company restaurant sales	2,785	3,806	6,157	7,792
Financing revenues	7,545	6,409	14,085	14,311
Total revenues	85,074	82,908	173,591	168,731
Costs and Expenses
Franchise expenses	19,226	18,196	39,724	37,651
Rental expenses	24,507	24,333	49,155	49,016
Company restaurant expenses	3,131	3,788	6,887	8,594
Financing expenses	4,829	2,794	7,869	6,158
General and administrative expenses	15,188	12,514	30,278	28,077
Other expense, net	979	1,950	2,151	3,572
Total costs and expenses	67,860	63,575	136,064	133,068
Income before income taxes	17,214	19,333	37,527	35,663
Provision for income taxes	6,908	7,404	14,627	13,659
Net income	$10,306	$11,929	$22,900	$22,004

Net Income Per Share
Basic	$0.57	$0.60	$1.25	$1.11
Diluted	$0.56	$0.60	$1.24	$1.10

Weighted Average Shares Outstanding
Basic	18,159	19,764	18,290	19,877
Diluted	18,369	19,968	18,509	20,090

Dividends Declared Per Share	$0.25	$0.25	$0.50	$0.50

Dividends Paid Per Share	$0.25	$0.25	$0.50	$0.50

IHOP CORP. AND SUBSIDIARIES
RESTAURANT DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Restaurant Data
Effective restaurants (a)
Franchise	1,087	1,042	1,083	1,038
Company	6	9	7	9
Area license	155	150	155	149
Total	1,248	1,201	1,245	1,196

System-wide (b)
Sales percentage change (c)	7.8%	5.6%	8.6%	5.2%
Same-store sales percentage change (d)	3.1%	0.9%	4.1%	0.8%

Franchise (b)
Sales percentage change (c)	8.0%	6.3%	9.0%	6.1%
Same-store sales percentage change (d)	3.1%	0.8%	4.2%	0.8%

Company
Sales percentage change (c)	(26.8)%	(54.2)%	(21.0)%	(58.7)%

Area License (b)
Sales percentage change (c)	8.5%	10.0%	7.2%	10.7%

(a)             “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the IHOP system, which includes IHOP restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)            System-wide sales are retail sales at IHOP restaurants operated by franchisees, area licensees and the Company, as reported to the Company. Franchise restaurant sales were $470.2 million and $949.6 million for the second quarter and first six months ended June 30, 2006, respectively, and sales at area license restaurants were $50.8 million and $103.6 million for the second quarter and first six months ended June 30, 2006, respectively. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company.

(c)             “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)            “Same-store sales percentage change” reflects the percentage change in sales, in any given fiscal period compared to the prior fiscal period, for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and store closures, the restaurants open throughout both fiscal periods being compared will be different from period to period. Same-store sales percentage change does not include data on restaurants located in Florida.

IHOP CORP. AND SUBSIDIARIES

RESTAURANT DEVELOPMENT AND FRANCHISING ACTIVITY

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Restaurant Development Activity
Beginning of period	1,252	1,198	1,242	1,186
New openings
Company-developed	1	—	1	2
Franchisee-developed	16	11	23	22
Area license	—	2	3	3
Total new openings	17	13	27	27
Closings
Company and franchise	(4)	(4)	(4)	(6)
Area license	(1)	—	(1)	—
End of period	1,264	1,207	1,264	1,207

Summary-end of period
Franchise	1,102	1,045	1,102	1,045
Company	7	11	7	11
Area license	155	151	155	151
Total	1,264	1,207	1,264	1,207

Restaurant Franchising Activity
Company-developed	—	—	—	3
Franchisee-developed	16	11	23	22
Rehabilitated and refranchised	5	2	8	5
Total restaurants franchised	21	13	31	30
Reacquired by the Company	(5)	(6)	(7)	(8)
Closed	(4)	(3)	(4)	(5)
Net addition	12	4	20	17

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$21,301	$23,111
Receivables, net	40,623	43,690
Reacquired franchises and equipment held for sale, net	—	273
Inventories	525	537
Prepaid expenses	2,785	2,899
Total current assets	65,234	70,510
Long-term receivables	310,786	319,335
Property and equipment, net	311,838	317,959
Excess of costs over net assets acquired	10,767	10,767
Other assets	57,853	52,509
Total assets	$756,478	$771,080
Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$19,649	$19,564
Accounts payable	17,113	15,083
Accrued employee compensation and benefits	9,103	10,745
Other accrued expenses	10,346	9,030
Deferred income taxes	2,606	2,882
Capital lease obligations	4,687	4,491
Total current liabilities	63,504	61,795
Long-term debt, less current maturities	113,090	114,210
Deferred income taxes	54,797	61,414
Capital lease obligations	170,330	172,681
Other liabilities	72,190	67,134
Commitments and contingencies
Stockholders’ equity
Preferred stock, $1 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized; June 30, 2006: 22,686,439 shares issued and 18,021,366 shares outstanding; December 31, 2005: 22,464,760 shares issued and 18,409,587 shares outstanding	226	225
Additional paid-in capital	124,622	120,922
Retained earnings	346,278	332,560
Deferred compensation	—	(747)
Accumulated other comprehensive loss	(70)	(205)
Treasury stock, at cost (4,665,073 shares and 4,055,173 shares at June 30, 2006 and December 31, 2005, respectively)	(188,489)	(158,909)
Total stockholders’ equity	282,567	293,846
Total liabilities and stockholders’ equity	$756,478	$771,080

IHOP CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities
Net income	$22,900	$22,004
Adjustments to reconcile net income to cash flows provided by operating activities
Depreciation and amortization	9,988	9,795
Impairment and closure charges	43	801
Deferred income taxes	(6,893)	(2,219)
Stock-based compensation expense	1,859	115
Excess tax benefit from stock-based compensation	(395)	—
Tax benefit from stock options exercised	—	1,355
Changes in operating assets and liabilities
Receivables	2,758	(406)
Inventories	12	(740)
Prepaid expenses	114	481
Accounts payable	2,030	748
Accrued employee compensation and benefits	(1,642)	(2,240)
Other accrued expenses	1,316	(1,207)
Other	(1,698)	(1,657)
Cash flows provided by operating activities	30,392	26,830
Cash flows from investing activities
Additions to property and equipment	(3,857)	(2,639)
Additions to long-term receivables	168	(675)
Purchase and redemption of marketable securities, net	—	3,546
Proceeds from sale of land and building	—	890
Principal receipts from notes and equipment contracts receivable	9,197	10,487
Additions to reacquired franchises and equipment held for sale	(581)	(1,284)
Property insurance proceeds	2,234	—
Cash flows provided by investing activities	7,161	10,325
Cash flows from financing activities
Repayment of long-term debt	(1,035)	(963)
Principal payments on capital lease obligations	(2,155)	(1,851)
Dividends paid	(9,182)	(10,002)
Purchase of treasury stock	(29,580)	(26,121)
Proceeds from stock options exercised	2,194	2,544
Excess tax benefit from stock-based compensation	395	—
Cash flows used in financing activities	(39,363)	(36,393)
Net change in cash and cash equivalents	(1,810)	762
Cash and cash equivalents at beginning of period	23,111	44,031
Cash and cash equivalents at end of period	$21,301	$44,793

IHOP CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of net income to net income excluding impact of stock based compensation expense:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income, as reported	$10,306	$11,929	$22,900	$22,004
Stock option expense	484	—	1,049	—
Restricted stock	566	86	810	115
Income tax benefit	(421)	(33)	(725)	(44)
Net income excluding stock based compensation expense	$10,935	$11,982	$24,034	$22,075

Basic net income per share:
Net income, as reported per share	$0.57	$0.60	$1.25	$1.11
Stock option expense per share	0.02	—	0.06	—
Restricted stock per share	0.03	0.01	0.04	—
Income tax benefit per share	(0.02)	—	(0.04)	—
Net income excluding stock based compensation expense per share	$0.60	$0.61	$1.31	$1.11

Diluted net income per share:
Net income, as reported per share	$0.56	$0.60	$1.24	$1.10
Stock option expense per share	0.03	—	0.06	—
Restricted stock per share	0.03	—	0.04	—
Income tax benefit per share	(0.02)	—	(0.04)	—
Net income excluding stock based compensation expense per share	$0.60	$0.60	$1.30	$1.10